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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 15, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of Nautica Enterprises, Inc. (formerly State-O-Maine, Inc.) on Form 10-K for the year ended February 27, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Nautica Enterprises, Inc. (formerly State-O-Maine, Inc.) on Form S-8 (Registration Numbers 33-1488, 33-45823, 33-36040 333-55711 and 333-60895).


GRANT THORNTON LLP


New York, New York
May 25, 1999